Exhibit 10.43

Contract code: CAI-2007-STORE-012

CONTRACT OF MATERIAL RESERVES AND SALES

This Contract is made on April 25, 2007 at HuaTuGou, MangYa, Qinghai, Province

BETWEEN: Beijing BHD Petroleum Technology Co., Ltd. (the “Seller”), a corporation organized and existing under the laws of the PRC.

Phone Number: Mr. ZhiQiang Feng: 13897078018

Postcode: 710006

AND: PetroChina QingHai Oilfield Co., Ltd (the “Buyer”), a corporation organized and existing under the laws of the PRC.

Phone Number: 0937-8912430/8923491

Postcode: 736202

According to the material purchases tender offer outcome on 2005, the Buyer shall render the services of material reserves and sales to the Seller. For the purpose of defining the obligations of both parties, we hereby conclude this contract according to The Contract Law of the People’s Republic of China.

1.	Subject matter of the contract: See the accessory form

2.	Delivery term and quality guarantee period: See the accessory form

3.	Contract value and the method of payment:

3.1	Contract value: RMB1,034,182.89 (RMB One million thirty-four thousand one hundred eighty-two point eighty-nine)

3.2	Method of payment: Adopt the method of agential reserves and sales; determine the name, stipulation and model of the agential reserves and sales material according to the outcome of the tender; the seller shall, at the sight of the provision notice and within the delivery term, provide the material to the buyer according to the plan which is submitted by the buyer. The seller shall pay the material expense quarterly after making use of them. The seller agrees to remain 5% out of Purchase price as quality guarantee deposit. The guarantee deposit will be collected when the quality guarantee period is complete, and without quality problems. If any quality problems arises during the quality guarantee period and the seller cannot complete the maintenance, there will be no return of this deposit. (The quality guarantee period will be calculated the first date the buyer starts to use the seller’s products.)

3.3	On the twenty-fifth date of the last month of each quarter, the seller shall collect the payment with carrying this contract, quality inspection report which is signed by the buyer, usage of material report, investigation report of contract performance issued by the first oil-extraction factory and the Value-Added Tax invoice. All the payment shall be made by the Settlement Center of Qinghai Oilfield.

3.4	The seller shall issue the official VAT Invoice according to provisions of the State Administration of Taxation, or the buyer shall refuse to exercise the payment.

4.	Time limit on agential reserves and sales: 04/25/2007 - 04/25/2008

5.	Inspecting standard:

5.1	The inspecting standard will be the “General Principle of Material Purchase” (SY/T6008-94). The products by which the seller has won the bid shall meet the single standard and relevant technical standards.

5.2	The quality guarantee period will be calculated the first date the buyer starts to use the seller’s products.

6.	Manner of transportation and freight: The manner of transportation could be freely chosen by the seller, and the seller shall pay the freight to Huatugou.

7.	Site of delivery and inspection: The equipment provision station of the first oil-extraction factory of Qinghai province Mangya Huatugou

8.	Reasonable impairment and method of calculation

8.1	There shall be no impairment to be calculated.

8.2	The seller must guarantee that the goods which will be delivered must be in good condition.

9.	Packing standard, provision and draw-back of the wrappage:

9.1	Pack the goods with wooden crate or follow the manufacturer’s standards of packing.

9.2	The seller is responsible for the packing and there shall be no packing expenses calculated.

9.3	The wrappage is not drawn-back.

10.	Additional accessories:

10.1	The information provided by the seller must contain the product instructions and examination report.

10.2	The accessories which are related to the goods must be complete.

11.	The obligations, rights and responsibilities for breach of contract

11.1	The buyer shall provide the seller in time with the schedule of material demand.

11.2	The buyer shall organize the inspection after the arrival of the goods.

11.3	The buyer shall make the payment according to this contract.

11.4	During the term of the agential reserves, the buyer shall keep the materials in good condition. If there is any damage that is made to any of the materials, the buyer shall pay the penalty according to the bid price of the damaged material.

11.5	The seller shall provide the goods within the delivery term. The seller shall pay for a penalty of RMB500.00 a day in the delay period.

11.6	The seller shall guarantee the materials that they are providing are qualified. If any quality problems arise during the quality guarantee period, the seller shall be responsible for the maintenance and other losses caused by this circumstance, and the buyer has the right to terminate this contract.

11.7	If the materials delivered by the seller fail to pass the buyer’s inspection for the first time, the seller shall replace them and rearrange the delivery; if they fail for the second time, the buyer has the right to terminate this contract and seller is responsible for all the losses of the buyer caused by that.

12.	Settlement of disputes: The parties should settle the disputes caused by the contract through negotiation. If the parties fail to reach agreement through negotiation, both parties agree to engage in legal proceedings at the signing location’s People’s court.

13.	Other terms:

13.1	This contract will come into effect after signing and stamping by both parties.

13.2	The contract’s accessories and complementary agreements are part of the contract and have the same legal effectiveness.

13.3	The accessory form to this contract: The agential reserves and sales bidding schedule of burner.

13.4	There are two originals and five copies of this contract. The buyer shall hold one original and four copies of contract and seller shall hold one original and one copy of the contract.

Buyer:	The first oil-extraction factory of Qinghai Oilfield	Seller: Beijing BHD Petroleum Technology Co., Ltd.

Representative:	Ma Baining	Representative: Feng Zhiqiang

Signing date:	25th April, 2007